Exhibit 10.6

MSC.SOFTWARE CORPORATION

2006 PERFORMANCE INCENTIVE PLAN

STOCK UNIT AWARD AGREEMENT

FOR NON-U.S. EMPLOYEES

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [_________, 2006] by and between MSC.Software Corporation, a Delaware corporation (the “Corporation”), and [                        ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to this Agreement, any appendix to this Agreement for the Participant’s country of residence (the “Appendix”), the MSC.Software Corporation 2006 Performance Incentive Plan (the “U.S. Plan”) and any sub-plan to the U.S. Plan (collectively, the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”) a credit of stock units under the Plan (the “Stock Unit Award” or “Award”), upon the terms and conditions set forth in this Agreement, any Appendix and in the Plan.

NOW THEREFORE, in consideration of the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement and the Plan, the Corporation hereby grants to the Participant a Stock Unit Award with respect to an aggregate of [                        ] stock units (subject to adjustment as provided in Section 7.1 of the U.S. Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the U.S. Plan) solely for purposes of the Plan, this Agreement and any Appendix. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 and Section 9 below, the Award shall vest and become nonforfeitable with respect to one-third of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first, second and third anniversaries of the Award Date.

4. Continuance of Employment. The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8(a) below or under the Plan.

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5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b) Dividend Equivalent Rights Distributions. In the event that the Corporation pays an ordinary cash dividend on its Common Stock and the related dividend payment record date occurs at any time after the Award Date and before all of the Stock Units subject to the Award have either been paid pursuant to Section 7 or terminated pursuant to Section 8(a), the Corporation shall credit the Participant as of such record date with an additional number of Stock Units equal to (i) the per-share cash dividend paid by the Corporation on its Common Stock with respect to such record date, multiplied by (ii) the total number of outstanding and unpaid Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the U.S. Plan and Section 9 hereof) subject to the Award as of such record date, divided by (iii) the fair market value of a share of Common Stock (as determined under the Plan) on such record date. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8(a).

6. Restrictions on Transfer. Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3, Section 8 or Section 9, the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8(a). The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the U.S. Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8(a).

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8. Effect of Termination of Employment or Change in Control Event.

(a) Termination of Employment. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s personal representative, as the case may be. For purposes of the foregoing sentence, the Participant’s employment is terminated as of the date that the Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law). The Board or Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of the Participant’s Award.

(b) Automatic Acceleration Upon Change in Control Event. Upon a Change in Control Event, any Stock Units subject to the Award that are not then otherwise vested (and have not previously terminated pursuant to this Agreement) shall automatically become vested upon the occurrence of such event.

9. Adjustments Upon Specified Events. The Administrator may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the U.S. Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10. Tax Withholding. Regardless of any action the Corporation and/or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Corporation and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Stock Units, the vesting of the Stock Units, the delivery of shares of Common Stock, the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the relevant taxable event, the Participant shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy all withholding and payment on account obligations of the Corporation and/or the Employer. In this regard, if

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permissible under local law, the Participant authorizes the Corporation and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Participant by reducing the number of shares of Common Stock to be delivered upon settlement of vested Stock Units by such number of whole shares valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), equal to the amount necessary to satisfy the minimum statutorily applicable withholding amount. If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items legally payable by the Participant or if the Corporation, in its discretion, determines not to apply the foregoing method of withholding for any other reason, then the Participant hereby authorizes the Corporation and/or the Employer to satisfy the obligations by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Corporation and/or the Employer; or (b) selling shares or arranging for the sale of shares of Common Stock (in either case on the Participant’s behalf and at the Participant’s direction pursuant to this authorization) issued in settlement of vested Stock Units. If the obligation of Tax-Related Items is satisfied by reducing the number of shares of Common Stock delivered as described herein, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Award.

Finally, the Participant shall pay to the Corporation and/or the Employer any amount of Tax-Related Items that the Corporation and/or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to deliver to the Participant any shares of Common Stock pursuant to the Award if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this Section 10.

11. Acknowledgement of Nature of Plan and Award. In accepting the Award, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Corporation, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Corporation at any time, unless otherwise provided in the Plan and this Agreement;

(b) the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Stock Units, or benefits in lieu of Stock Units, even if Stock Units have been granted repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Corporation;

(d) the Participant’s participation in the Plan is voluntary;

(e) the Participant’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to

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terminate the Participant’s employment or service relationship (if any) at any time with or without cause;

(f) the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Corporation or any Subsidiary, and which is outside the scope of the Participant’s employment or service contract, if any;

(g) the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Corporation or any Subsidiary;

(h) in the event that the Participant is not an employee of the Corporation, the Award and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Corporation; and, furthermore, the Award and the Participant’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Employer or any other Subsidiary;

(i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

(j) in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or shares of Common Stock acquired upon vesting of the Award resulting from termination of the Participant’s employment or service by the Corporation or any Subsidiary (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Corporation and any Subsidiary from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(k) the Corporation is not providing any tax, legal or financial advice, nor is the Corporation making any recommendations regarding the Participant’s participation in the Plan or the Participant’s acquisition or sale of the underlying shares of Common Stock; and

(l) the Participant is hereby advised to consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

12. Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Stock Unit grant materials by and among, as applicable, the Employer, the Corporation and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

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The Participant understands that the Corporation and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Corporation, details of all Stock Units or any other entitlement to shares of Common Stock awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data will be transferred to Citigroup Global Markets Inc., or such other stock plan service provider as may be selected by the Corporation in the future, which is assisting the Corporation with the implementation, administration and management of the Plan. The Participant understands the recipients of the Data may be located in the Participant’s country, in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Corporation, Citigroup Global Markets Inc., and any other possible recipients which may assist the Corporation (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

13. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

14. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions

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of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

15. Entire Agreement. This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the U.S. Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

16. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

17. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

18. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

19. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by local law.

20. Governing Law and Choice of Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, as provided in the U.S. Plan, without regard to conflict of law principles thereunder. For purposes of litigating any dispute that arises under the Award or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation shall be conducted in the courts of Orange County, California, or the federal courts for the United States for the Central District of California, and no other courts, where this Award of Stock Units is made and/or to be performed.

21. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Agreement shall be construed and interpreted consistent with that intent.

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22. Appendix. Notwithstanding any provision in this Agreement to the contrary, the Stock Units shall be subject to the special terms and provisions as set forth in the Appendix to this Agreement for the Participant’s country of residence, if any.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

MSC.SOFTWARE CORPORATION, a Delaware corporation By:_____________________________________________ Print Name:______________________________________ Its:_____________________________________________	PARTICIPANT Signature Print Name

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APPENDIX A

Australia

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Stock Units Payable Only in Shares

Notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary, Stock Units granted to Participants in Australia shall be paid in shares of Common Stock only and do not provide any right for the Participant to receive a cash payment.

Exchange Control Reporting

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transactions will file the report for the Participant. If there is no Australian bank involved in the transfer, the Participant will have to file the report him or herself.

Securities Law Information

If the Participant acquires shares of the Corporation’s Common Stock under the Plan and the Participant offers his or her shares of Common Stock for sale to a person or entity resident of Australia, the Participant’s offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice on his or her disclosure obligations prior to making any such offer.

APPENDIX A

Brazil

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Exchange Control Reporting

The Participant acknowledges and understands that Participants resident or domiciled in Brazil must submit annually a declaration of assets and rights held outside of Brazil to the Central Bank, if the aggregate value of the Participant’s assets and rights exceeds US$100,000. Assets and rights that must be reported include: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares of Common Stock acquired upon vesting of the Stock Units; (vii) financial derivative investments; and (viii) other investments such as real estate.

Intent to Comply with Law

By accepting the Award, the Participant agrees that he or she will comply with Brazilian law when the shares of Common Stock acquired upon vesting of the Stock Units are sold. The Participant also agrees to report and pay any and all taxes associated with the vesting of the Stock Units and sale of any shares of Common Stock issued when the Stock Units vest.

APPENDIX A

Canada

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Stock Units Payable Only in Shares

Notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary, Stock Units granted to Participants in Canada shall be paid in shares of Common Stock only and do not provide any right for the Participant to receive a cash payment.

Consent to Receive Information in English for Quebec Participants

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

APPENDIX A

China

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Exchange Control Restrictions

The Participant acknowledges and understands that exchange control restrictions may limit the Participant’s ability to access and/or convert the proceeds from the sale of shares of Common Stock (if any) acquired upon vesting of the Stock Units. The Participant should examine this issue prior to any attempt to access and/or convert the sales proceeds as the Participant may be able to take steps to mitigate these restrictions, such as limiting the amount of the proceeds to US$10,000 per transaction.

APPENDIX A

India

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Exchange Control Notification

To the extent required by local law, the Participant must immediately repatriate all proceeds resulting from the sale of shares of Common Stock issued upon vesting of the Stock Units to India and convert the proceeds into local currency. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

APPENDIX A

Italy

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Data Privacy Consent

Notwithstanding any provision of the Agreement, this section in the Appendix A applies in regards to data privacy in Italy.

The Participant hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of the Appendix A by and among, as applicable, the Employer and the Corporation and any of its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Corporation and any of its Subsidiaries may hold certain personal information about the Participant, including, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of the Common Stock or directorships held in the Corporation, details of the Stock Units or any other entitlement to shares of the Corporation’s Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of managing and administering the Plan (“Data”).

The Participant also understands that providing the Corporation with the Participant’s Data is necessary for the performance of the Plan and that the Participant’s denial to provide such Data would make it impossible for the Corporation to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. The Controller of personal data processing is MSC.Software Corporation, with registered offices at 2 MacArthur Place, Santa Ana, CA 92702, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is MSC.Software S.r.l., with registered offices at Via Nazionale, 74, Tavagnacco, Udine 33010, Italy. The Participant understands that the Participant’s Data will not be publicized, but it may be transferred to Citigroup Global Markets Inc., banks, other financial institutions or brokers and/or their agents involved in the management and administration of the Plan. The Participant further understands that the Corporation and/or its Subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and that the Corporation and/or its Subsidiaries may each further transfer Data to third parties assisting the Corporation in the implementation, administration and management of the Plan, including any requisite transfer to Citigroup Global Markets Inc., or another third party with whom the Participant may elect to deposit any shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer the Data in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that these recipients may be located in the European Economic Area, or elsewhere, such as the United

States or Asia. Should the Corporation exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete the Participant’s Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

The Participant understands that Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of the Participant’s Data abroad, including outside of the European Economic Area, as herein specified and pursuant to applicable laws and regulations, does not require the Participant’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. The Participant understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, the Participant has the right to, including but not limited to, access, delete, update, ask for rectification of the Participant’s Data and estop, for legitimate reason, the Data processing. Furthermore, the Participant is aware that the Participant’s Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting the Participant’s human resources department.

APPENDIX A

Korea

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Exchange Control Requirements

Exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares of Common Stock acquired upon vesting of the Stock Units to repatriate the proceeds to Korea within eighteen months of the sale.

APPENDIX A

Malaysia

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Director Notification

If the Participant is a director of a Malaysian Subsidiary of the Corporation, the Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian Subsidiary in writing when the Participant receives an interest (e.g., Stock Units) in the Corporation or any related companies. In addition, the Participant must notify the Malaysian Subsidiary when the Participant sells shares of the Common Stock of the Corporation or any related corporation (including when the Participant sells shares acquired under the Plan). These notifications must be made within fourteen days of acquiring or disposing of any interest in the Corporation or any related corporation.

APPENDIX A

Netherlands

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Labor Law Acknowledgement

By accepting the Award, the Participant acknowledges that: (i) the grant is intended as an incentive for the Participant to remain employed with the Employer and is not intended as remuneration for labor performed; (ii) the grant is not intended to replace any pension rights or compensation; and (iii) in the case of a merger, take-over or transfer of liability, the benefits granted under the Plan will not transfer automatically to another corporation.

Notification For Dutch Participants

The Participant has been granted Stock Units under the Plan, pursuant to which the Participant may acquire shares of the Corporation’s Common Stock.

Participants that are residents of the Netherlands should be aware of the Dutch insider trading rules, which may impact the sale of shares of Common Stock issued upon granting of the Stock Units. In particular, the Participant may be prohibited from effecting certain share transactions if he or she has insider information regarding the Corporation.

Below is a discussion of the applicable restrictions. The Participant is advised to read the discussion carefully to determine whether the insider rules could apply to him or her. If it is uncertain whether the insider rules apply, we recommend that the Participant consults with his or her legal advisor. Please note that the Corporation cannot be held liable if a Participant violates the Dutch insider rules. The Participant is responsible for ensuring his or her compliance with these rules.

By entering into the Agreement and participating in the Plan, the Participant acknowledges having read and understood the Notification and acknowledges that it is his or her responsibility to comply with the Dutch insider trading rules, as discussed herein.

Prohibition Against Insider Trading

Dutch securities laws prohibit insider trading. Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has “inside information” related to the Corporation is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Corporation or its Dutch Subsidiary who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Corporation working at its Dutch Subsidiary may have inside information and thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when he or she had such inside information.

APPENDIX A

Russia

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Securities Law Notice

The Agreement, the grant of Stock Units, the Plan and all other materials the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. The issuance of securities pursuant to the Plan has not and will not be registered in Russia and, therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

In no event will shares of Common Stock issued to the Participant upon vesting of the Stock Units be delivered to the Participant in Russia; all shares issued upon vesting of the Stock Units will be maintained on the Participant’s behalf in the United States.

Exchange Control Notification

To the extent required by local law, any proceeds resulting from the sale of shares of Common Stock issued upon vesting of the Stock Units must be remitted to Russia and credited to a foreign currency account maintained by the Participant at an authorized bank in Russia. After the Participant remits the sale proceeds to Russia, the Participant may transfer the funds to a foreign bank account, subject to the following limitations: (1) the foreign account may be opened only for individuals; (2) the foreign account may not be used for business activities; (3) the Participant must give notice to the Russian tax authorities about the opening/closing of each foreign account within one month of the account opening/closing; and (4) the Participant must notify the Russian tax authorities of the account balances on his or her foreign accounts as of the beginning of each calendar year.

The Participant is not permitted to sell shares of Common Stock issued upon vesting of the Stock Units directly to a Russian legal entity or resident.

APPENDIX A

Spain

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Stock Units Payable Only in Shares

Notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary, Stock Units granted to Participants in Spain shall be paid in shares of Common Stock only and do not provide any right for the Participant to receive a cash payment.

Securities Law Information

The grant of Stock Units and the shares to be issued upon vesting of the Stock Units are considered a private placement outside of the scope of Spanish law on public offerings and issuances.

Labor Law Acknowledgment

This provision supplements Section 11 of the Agreement:

In accepting the Award, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan.

The Participant understands that the Corporation has unilaterally, gratuitously and discretionally decided to grant Stock Units under the Plan to individuals who may be employees of the Corporation or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Corporation or any of its Subsidiaries on an ongoing basis. Consequently, the Participant understands that the Stock Units are granted on the assumption and condition that the Stock Units and the shares of Common Stock issued upon vesting of the Stock Units shall not become a part of any employment contract (either with the Corporation or any of its Subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the Award would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Stock Units shall be null and void.

APPENDIX A

United Kingdom

MSC.Software Corporation 2006 Performance Incentive Plan

Stock Unit Award Agreement for Non-U.S. Employees

Director Notification

If the Participant is a director or shadow director of a U.K. Subsidiary of the Corporation and if the U.K. Subsidiary is not wholly owned by the Corporation, the Participant is subject to certain notification requirements under the Companies Act. Specifically, the Participant must notify the U.K. Subsidiary in writing of the Participant’s interest in the Corporation and the number and class of shares or rights to which the interest relates. The Participant must also notify the U.K. Subsidiary when the Participant acquires shares of Common Stock under the Plan or sells the shares of Common Stock. This disclosure requirement also applies to any rights or shares of Common Stock acquired by the Participant’s spouse or children (under the age of 18).

Tax Withholding

Notwithstanding any provision of the Agreement, this section in the Appendix A applies in regards to tax withholding in the United Kingdom.

Regardless of any action the Corporation and/or the Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), primary and secondary Class 1 National Insurance contributions, payroll tax or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Corporation and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting, settlement, assignment, release or cancellation of the Stock Units, the subsequent sale of any shares of Common Stock acquired at vesting and the receipt of any dividends; and (b) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to any event giving rise to the Tax-Related Items (the “Chargeable Event”), the Participant shall pay or make adequate arrangements satisfactory to the Corporation and/or the Employer to satisfy all withholding obligations of the Corporation and/or the Employer. In this regard, if permissible under local law, the Participant authorizes the Corporation and/or the Employer, at its discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Participant by reducing the number of shares of Common Stock to be delivered upon settlement of vested Stock Units by such number of whole shares valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), equal to the amount necessary to satisfy the minimum statutorily applicable withholding amount. If the foregoing method of withholding is prohibited or insufficient to satisfy all Tax-Related Items legally payable by the Participant or if the

Corporation, in its discretion, determines not to apply the foregoing method of withholding for any other reason, then the Participant hereby authorizes the Corporation and/or the Employer to satisfy the obligations by one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Corporation and/or the Employer; or (b) selling shares or arranging for the sale of shares of Common Stock (in either case on the Participant’s behalf and at the Participant’s direction pursuant to this authorization) issued in settlement of vested Stock Units. If the obligation for Tax-Related Items is satisfied by reducing the number of shares of Common Stock delivered as described herein, the Participant is deemed to have been issued the full number of shares of Common Stock subject to the Award, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any Chargeable Event.

The Participant shall pay to the Corporation and/or the Employer any amount of Tax-Related Items that the Corporation and/or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Corporation may refuse to deliver to the Participant any shares of Common Stock pursuant to the Award if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section in the Appendix A.

If the Participant fails to make satisfactory arrangements for payment of any Tax-Related Items by the Due Date, which is ninety (90) days, or such other period as required under U.K. law, after the Chargeable Event, and assuming the Participant is not an executive officer of the Corporation as this term is used in Section 402 of the U.S. Sarbanes-Oxley Act of 2002, the Participant agrees that the amount of any uncollected Tax-Related Items shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HM Revenue and Customs Official Rate and it will be immediately due and repayable, and the Corporation and the Employer may recover it any time thereafter by any of the means referred to above.